SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 19, 1999
                                                         (October 19, 1999)

                             Trustco Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                   New York
                 (State or other jurisdiction of incorporation)


              0-10592                                 14-1630287
     (Commission File Number)              (IRS Employer Identification No.)


                   192 Erie Boulevard, Schenectady, New York 12305 (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.        Other Events

               On October 19, 1999,  TrustCo Bank Corp NY ("Trustco") issued two press  releases with year to date and third  quarter  results for the period ending September 30, 1999.  Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.                Description

                   99(a) Highlights Press Release dated October 19, 1999,for the period ending September 30, 1999, regarding year to date and third quarter results.


                   99(b) Press Release dated October 19, 1999, for the period ending
                                               September 30, 1999, regarding
                                               year to date and third quarter
                                               results.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 19, 1999

                                                   TrustCo Bank Corp NY
                                                   (Registrant)




                                                    By:/s/ Robert T. Cushing
                                                        Robert T. Cushing
                                                        Vice President and
                                                        Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                             Page
__________________         ____________________________         __________
         99(a)             Highlights Press Release of              5
                           October 19,  1999,  for the
                           period ending  September  30,
                           1999, regarding year to date
                           and third quarter results.



         99(b)             Press Release of October 19,             6
                           1999, for the period ending
                           September 30, 1999,  regarding
                           year to date and third quarter
                           results.

TRUSTCO                                                           Exhibit 99(a)
Bank Corp NY                                                      News Release
________________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank

Contact: William F. Terry
         Senior Vice President and Secretary
         518-381-3611

FOR IMMEDIATE RELEASE: Schenectady, New York - October 19, 1999

TrustCo Bank Corp NY
(dollars in thousands, except per share data)


                                                 9/99                            9/98
Three Months Ended September 30:

         Net Income                      $        9,972                           9,209
         Provision for Loan Losses                1,000                             450

Average Equivalent Shares Outstanding:
         Basic                               26,861,000                      26,774,000
         Diluted                             27,976,000                      27,913,000

         Net Income per Share:
         Basic                           $         0.37                            0.34
         Diluted                                   0.36                            0.33
Nine Months Ended September 30:
         Net Income                      $       28,787                          26,253
         Provision for Loan Losses                4,013                           3,380

Average Equivalent Shares Outstanding:
         Basic                               26,874,000                      26,820,000
         Diluted                             27,977,000                      27,933,000

         Net Income per Share:
         Basic                           $         1.07                            0.98
         Diluted                                   1.03                            0.94

Period End:
Total Assets                                  2,385,360                       2,488,733
Total Nonperforming Loans                         9,941                          10,415
Total Nonperforming Assets                       12,212                          16,082
Allowance for Loan Losses                        55,719                          54,325
Allowance as a Percentage
  of Total Loans                                   4.17%                           4.11%

Note: All share and per share information is calculated prior to the 2 for 1 stock split declared August, 1999.
                                            # # #

Exhibit 99(b)

TRUSTCO
Bank Corp NY                                                      News Release
_______________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank

Contact: William F. Terry
         Senior Vice President and Secretary
         518-381-3611

FOR IMMEDIATE RELEASE:

                        TRUSTCO ANNOUNCES RECORD
                 THIRD QUARTER AND YEAR-TO-DATE 1999 RESULTS
                                    AND
                   THE ESTABLISHMENT OF TrustcoBankUSA.com

Schenectady, New York - October 19, 1999

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced record earnings results for the third quarter and year to date 1999. Net income for the third quarter 1999 was $10.0 million or $0.36 diluted earnings per share, compared to $9.2 million, or $0.33 diluted earnings per share for the third quarter of 1998. The third quarter results represent increases of 8.3% and 9.1% in net income and diluted earnings per share, respectively for 1999 compared to 1998.

Net income for the nine months ended September 30, 1999 was $28.8 million, or $1.03 diluted earnings per share, compared to $26.3 million, or $0.94 diluted earnings per share, for the nine month period ended September 30, 1998. The year to date results reflect increases of 9.7% and 9.6% in net income and diluted earnings per share, respectively, for the nine months of 1999 compared to the similar period in 1998.

Making the announcement was Robert A. McCormick, President and Chief Executive Officer. Mr. McCormick noted, "TrustCo's superior earnings results for 1999 are generated by the execution of our basic banking plan that delivers superior quality service to our customers at reasonable cost. I am confident that for 1999 we will achieve our stated objective of a 22% return on equity, and we are well situated for increased growth in that area for the future." Return on equity was 23.2% and 22.7% for the third quarter and year to date results for 1999, compared to 22.3% and 21.7% for the comparable periods in 1998.

TrustCo also announced its intention to expand its product delivery network with the addition of an Internet banking service through a new operating division, TrustcoBankUSA. "We have completed our analysis on this evolving delivery channel, and anticipate that our web site will be functional early in 2000. We are excited by the opportunities to deliver our products through the Internet, and recognize that this is a logical next step in the evolution of our retail banking franchise." Additional details of TrustcoBankUSA will be released before year-end.

The single largest contributor to net income is the level of taxable equivalent net interest income that TrustCo has attained in 1999. For the third quarter, taxable equivalent net interest income was $24.8 million for 1999 compared to $22.2 for 1998, an increase of 11.6%. Likewise, the year to date results reflect a taxable equivalent net interest income of $72.2 million for 1999 compared to $66.9 million for 1998, an increase of 7.8%. Commenting on these increases Mr. McCormick stated, "During 1999 we positioned the Bank to take advantage of anticipated increases in interest rates on investment and loan products. Consequently as rates rose during 1999, we had funds available to invest at these higher levels, thereby contributing significantly to the increase in our net interest margin. Additionally, we executed a plan during 1999 to reduce the high cost certificates of deposit on our balance sheet. During the year we priced our CD products competitively, but at the same time, we did not chase after high cost deposit dollars. The combination of increasing opportunities on the investment and loan side, coupled with the reduction in our deposit cost, has resulted in a significant increase in our net margins." The net interest margin for the third quarter of 1999 was 4.25% compared to 3.75% in 1998.

For the third quarter of 1999, TrustCo's efficiency ratio was 37.4% compared to 41.0% for the third quarter of 1998. The efficiency ratio for the nine months of 1999 was 39.0% compared to 39.7% for 1998. As Mr. McCormick noted, "TrustCo's profitability and efficiency ratios rank among the banking industry best. We continually strive to identify opportunities to reduce or control cost. Cost containment is part of the philosophical fiber of this company. Increased shareholder value is the result of efficient operations."

Asset quality indicators continued to be strong during the quarter, with nonperforming loans as a percentage of total loans at September 30, 1999 of 0.74%. The allowance for loan losses was $55.7 million at September 30, 1999 and represents 4.17% of loans outstanding.

TrustCo was recently featured in the August 1999 issue of DRIP Investor. The article highlighted TrustCo's long-term performance and the features of the TrustCo Dividend Reinvestment Plan. Approximately 70% of TrustCo registered shareholders take advantage of this plan.

As a result of TrustCo's outstanding record of providing shareholders with increased dividend performance, the Company has been recognized in Moody's Handbook of Dividend Achievers (1999 edition) as one of 334 companies of a universe of 10,000 U.S. based firms providing increased dividend payments over the past ten consecutive years.

TrustCo's shares are now listed on the Berlin Germany Stock Exchange under the symbol TC5, permitting German investors to purchase TrustCo shares in Euros.

During the third quarter of 1999, the Board of Directors' declared a 2 for 1 stock split for shareholders of record on October 22, 1999. Also the Board of Directors' indicated their intention to increase the annual cash dividend to $0.60 per share on the post split shares.

TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 53 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.28 billion of assets under management.


Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward looking statements". Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) certain vendors critical systems or services failing to comply with Year 2000 programming issues, (5) changes in the regulatory environment, and (6) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.

TRUSTCO BANK CORP NY
SCHENECTADY, NY


(dollars in thousands, except per share data)

                                                                Three Months Ended
                                                   09/30/99        06/30/99        09/30/98
Summary of operations

   Net interest income (TE)                         $24,788          23,983          22,202
   Provision for loan losses                          1,000           1,500             450
   Net securities transactions                       (1,153)           (657)            135
   Noninterest income                                 5,051           4,907           4,580
   Noninterest expense                               11,500          11,353          11,757
   Net income                                         9,972           9,492           9,209

Per common share (1)
   Net income per share:
          - Basic                                      0.37            0.35            0.34
          - Diluted                                    0.36            0.34            0.33
   Cash dividends                                     0.275           0.275           0.239
   Book value at period end                            6.43            6.58            6.93
   Market price at period end                         29.53           26.88           23.32

At period end
   Full time equivalent employees                       466             465             460
   Full service banking offices                          53              53              53

Performance ratios
   Return on average assets                            1.64 %          1.56            1.48
   Return on average equity (2)                       23.22           22.48           22.26
   Efficiency (3)                                     37.41           38.33           41.00
   Net interest spread (TE)                            3.78            3.60            3.26
   Net interest margin (TE)                            4.25            4.07            3.75
   Dividend payout ratio                              74.17           77.83           69.49

Capital ratios at period end (4)
   Total equity to assets                              7.09            7.02            6.70
   Tier 1 risk adjusted capital                       13.27           13.08           12.49
   Total risk adjusted capital                        14.56           14.37           13.77

Asset quality analysis at period end
   Nonperforming loans to total loans                  0.74            0.87            0.79
   Nonperforming assets to total assets                0.51            0.58            0.65
   Allowance for loan losses to total loans            4.17            4.20            4.11
   Coverage ratio (5)                                   5.6 X           4.9 X           5.2 X


(1)  All share and per share information is calculated prior to the 2 for 1 stock split declared August, 1999.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.


                                                         Nine Months Ended

                                                  09/30/99        09/30/98
Summary of operations
   Net interest income (TE)                         $72,158          66,920
   Provision for loan losses                          4,013           3,380
   Net securities transactions                       (2,230)            271
   Noninterest income                                15,798          14,345
   Noninterest expense                               35,055          34,585
   Net income                                        28,787          26,253

Per common share (1)
   Net income per share:
          - Basic                                      1.07            0.98
          - Diluted                                    1.03            0.94
   Cash dividends                                     0.825           0.717
   Book value at period end                            6.43            6.93
   Market price at period end                         29.53           23.32

Performance ratios
   Return on average assets                            1.59 %          1.45
   Return on average equity (2)                       22.72           21.67
   Efficiency (3)                                     38.97           39.71
   Net interest spread (TE)                            3.63            3.34
   Net interest margin (TE)                            4.09            3.82
   Dividend payout ratio                              77.08           73.21


CONSOLIDATED BALANCE SHEETS
(dollars in thousands)



                                                   09/30/99        12/31/98        09/30/98


ASSETS

  Loans, net                                     $1,280,859       1,268,328       1,268,638
  Securities available for sale                     703,276         717,410         659,213
  Other short-term investments                            0          24,979
  Federal funds sold                                265,000         358,000         437,000
                                                  ------------------------------------------

    Total earning assets                         2,249,135       2,368,717       2,364,851

  Cash and due from banks                            41,755          41,950          42,009
  Bank premises and equipment                        15,826          17,022          17,756
  Other assets                                       78,644          57,391          64,117
                                                  ------------------------------------------

     Total assets                                $2,385,360       2,485,080       2,488,733
                                                ============================================
LIABILITIES
  Deposits:
     Demand                                        $159,088         154,358         147,633
     Interest-bearing checking                      266,952         266,027         247,487
     Savings                                        656,038         660,376         655,888
     Money Market                                    59,747          58,061          54,986
     Certificates of deposit > $100 thou            112,122         139,310         138,457
     Other time deposits                            759,497         829,282         857,357
                                                  -----------------------------------------

       Total deposits                             2,013,444       2,107,414       2,101,808

  Short-term borrowings                             151,774         147,924         158,766
  Other liabilities                                  48,036          43,900          42,771
                                                  -----------------------------------------

     Total liabilities                            2,213,254       2,299,238       2,303,345

SHAREHOLDERS' EQUITY                                172,106         185,842         185,388
                                                  -----------------------------------------
     Total liabilities and
       shareholders' equity                      $2,385,360       2,485,080       2,488,733
                                                ===========================================
Number of common shares
  outstanding, in thousands                          26,774          26,792          26,745




CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)


                                                           Three Months Ended
                                                   09/30/99        06/30/99        09/30/98

Interest income
     Loans                                          $26,706          26,466          27,726
     Investments                                     11,453          10,950          10,009
     Federal funds sold                               3,932           4,182           6,439
                                                   ----------------------------------------

         Total interest income                      42,091          41,598          44,174

Interest expense
     Deposits                                        16,799          17,132          20,947
     Borrowings                                       1,472           1,481           1,858
                                                   ----------------------------------------

          Total interest expense                     18,271          18,613          22,805
                                                   ----------------------------------------

          Net interest income                        23,820          22,985          21,369

Provision for loan losses                             1,000           1,500             450
                                                   ----------------------------------------
          Net interest income after
            provision for loan losses                22,820          21,485          20,919

Net securities transactions                          (1,153)           (657)            135
Noninterest income                                    5,051           4,907           4,580
Noninterest expense                                  11,500          11,353          11,757
                                                   ----------------------------------------

Income before income taxes                           15,218          14,382          13,877
Income tax expense                                    5,246           4,890           4,668
                                                   ----------------------------------------

Net income                                           $9,972           9,492           9,209
                                                   ========================================

Net income per share:
          - Basic                                     $0.37            0.35            0.34
          - Diluted                                    0.36            0.34            0.33

Avg equivalent shares outstanding, in thousands:
          - Basic                                    26,861          26,888          26,774
          - Diluted                                  27,976          27,964          27,913
                                                   ========================================


CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                       Nine Months Ended
                                                   09/30/99        09/30/98

Interest income
     Loans                                          $79,732          83,413
     Investments                                     33,293          30,121
     Federal funds sold                              12,330          17,857
                                                   ------------------------

          Total interest income                     125,355         131,391

Interest expense
     Deposits                                        51,722          61,689
     Borrowings                                       4,401           5,329
                                                   ------------------------

          Total interest expense                     56,123          67,018
                                                   ------------------------

          Net interest income                        69,232          64,373

Provision for loan losses                             4,013           3,380
                                                   ------------------------
          Net interest income after
            provision for loan losses                65,219          60,993

Net securities transactions                          (2,230)            271
Noninterest income                                   15,798          14,345
Noninterest expense                                  35,055          34,585
                                                   ------------------------

Income before income taxes                           43,732          41,024
Income tax expense                                   14,945          14,771
                                                   ------------------------

Net income                                          $28,787          26,253
                                                   ========================

Net income per share:
          - Basic                                     $1.07            0.98
          - Diluted                                    1.03            0.94

Avg equivalent shares outstanding, in thousands:
          - Basic                                    26,874          26,820
          - Diluted                                  27,977          27,933
                                                   ========================

CONSOLIDATED AVERAGE BALANCE SHEETS
(in thousands)

                                                           Three Months Ended
                                                   09/30/99        06/30/99        09/30/98

Total assets                                     $2,407,449       2,433,144       2,467,769
Shareholders' equity                                174,485         184,460         182,659
Total loans                                       1,331,901       1,324,286       1,316,518
Interest earning assets                           2,340,493       2,356,714       2,376,702
Interest-bearing liabilities                      2,032,121       2,058,334       2,103,895



                                                       Nine Months Ended
                                                   09/30/99        09/30/98

Total assets                                     $2,427,688       2,427,422
Shareholders' equity                                181,792         178,087
Total loans                                       1,325,113       1,308,171
Interest earning assets                           2,351,310       2,333,186
Interest-bearing liabilities                      2,053,126       2,072,387



                                      ###